FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2007

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in their charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois		60602
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 630-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           As previously disclosed, effective August 15, 2007, D. Michael Jack, retired as an employee and resigned from his position as Senior Vice President and Corporate Controller and principal accounting officer of Telephone and Data Systems, Inc. (“TDS”).

(c) (1) On August 31, 2007, TDS announced that Douglas D. Shuma was appointed Senior Vice President and Corporate Controller of TDS effective September 1, 2007.  In such capacity, Mr. Shuma will serve as TDS’s principal accounting officer.

(2) Mr. Shuma, age 46, will serve as Senior Vice President and Controller and principal accounting officer for a term commencing on September 1, 2007 until his successor is elected and qualifies.

Mr. Shuma holds no other positions or offices with TDS. There is no arrangement or understanding between Mr. Shuma and any other person pursuant to which he was selected to serve in such office, except for the letter agreement relating to his employment discussed below to the extent applicable.

Mr. Shuma has no family relationship with any director or executive officer or person nominated or chosen by TDS to become a director or executive officer of TDS.

Since the beginning of 2006, there has not been any transaction, or series of similar transactions, and there is not currently any proposed transaction, or series of similar transactions, to which TDS or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000, in which Mr. Shuma had or will have a direct or indirect material interest, except for the letter agreement relating to his employment discussed below to the extent applicable.

Since 2006, Mr. Shuma was a consultant at Douglas Financial Consultants, a company that he founded.  Before that time, he was the Vice President and Controller of Baxter International Inc. for over five years.  Further information with respect to Mr. Shuma is incorporated by reference herein from the press release attached hereto as Exhibit 99.1.

(3) Mr. Shuma entered into a letter agreement with TDS that is effective upon his employment with TDS on September 1, 2007.  This letter agreement provides for Mr. Shuma’s employment as Senior Vice President and Corporate Controller in consideration for a base salary, bonus payments, awards of stock options and participation in TDS benefit plans subject to certain conditions.  The material terms of such letter agreement are incorporated by reference herein from the complete letter agreement which is attached hereto as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits

(d)       Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.

(Registrant)

Date: August 31, 2007

By:	/s/ Kenneth R. Meyers
Kenneth R. Meyers
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description
10.1	Employment Offer Letter Agreement from TDS dated August 16, 2007 and accepted on August 17, 2007 by Douglas D. Shuma Effective September 1, 2007

99.1	Press Release dated August 31, 2007